Exhibit 5.2

10 December 2007

Transocean Inc.

(a Cayman Islands Exempted Company)

4 Greenway Plaza

Houston, Texas 77046

United States of America

Dear Sirs

Validity of Issue of Senior Notes, Convertible Notes and Ordinary Shares of Transocean Inc., a Cayman Islands Exempted Company.

As set forth in a Registration Statement on Form S-3 (Registration No. 333-147785) (the Registration Statement) filed with the Securities and Exchange Commission (the “Commission”) by Transocean Inc., a Cayman Islands exempted company (the Company), under the U.S. Securities Act of 1993, as amended (the Act), relating to (i) the Company’s unsecured debt securities (the “Debt Securities”), (ii) the Company’s ordinary shares, par value $0.01 per share (the “Ordinary Shares”), (iii) the Company’s preference shares, par value $0.10 per share (the “Preference Shares”), and (iv) warrants (the “Warrants”) to purchase Debt Securities, Preference Shares, Ordinary Shares or other securities to be issued and sold by the Company from time to time pursuant to Rule 415 under the Act (the “Securities”), certain legal matters in connection with such Ordinary Shares, Preference Shares and Warrants are being passed upon for you by us.

The Registration Statement has been filed with the Commission and became effective upon filing.  The Company’s prospectus dated December 3, 2007 and prospectus supplement dated December 5, 2007 relating to the Senior Notes (as defined below) (collectively, the “Senior Notes Prospectus”) have been filed with the Commission pursuant to Rule 424(b)(5) under the Act.  The Company’s prospectus dated December 3, 2007 and prospectus supplement dated December 5, 2007 relating to the Convertible Notes (as defined below) (collectively, the “Convertible Notes Prospectus”; each of the Senior Notes Prospectus and the Convertible Notes Prospectus, a “Prospectus”) have been filed with the Commission pursuant to Rule 424(b)(5) under the Act.

On December 4, 2007, the Company entered into an Underwriting Agreement (the “Senior Notes Underwriting Agreement”) with Goldman, Sachs & Co. and Lehman Brothers Inc., as representatives of the several underwriters (collectively, the “Underwriters”), providing for the issuance and sale by the Company to the Underwriters of (i) $500,000,000 aggregate principal amount of the Company’s 5.25% Senior Notes due 2013 (the “2013 Notes”); (ii) $1,000,000,000 aggregate principal amount of the Company’s 6.00% Senior Notes due 2018 (the “2018 Notes”); and (iii) $1,000,000,000 aggregate principal amount of the Company’s 6.80% Senior Notes due 2038 (the “2038 Notes” and, together with the 2013 Notes and the 2018 Notes, the “Senior Notes”).  On December 5, 2007, the Company entered into an Underwriting Agreement (the “Convertible Notes Underwriting Agreement” and, together with the Senior Notes Underwriting Agreement, the “Underwriting Agreements”) with Goldman, Sachs & Co. and Lehman Brothers Inc., as representatives of the Underwriters, providing for the issuance and sale by the Company to the Underwriters of (i) $2,200,000,000 aggregate principal amount of the Company’s 1.625% Series A Convertible Notes due 2037 (the “Series A Notes”); (ii) $2,200,000,000 aggregate principal amount of the Company’s 1.50% Series B Convertible Notes due 2037 (the “Series B Notes”); and (iii) $2,200,000,000 aggregate principal amount of the Company’s 1.50% Series C Convertible Notes due 2037 (the “Series C Notes” and, together with the Series A Notes and the Series B Notes, the “Convertible Notes”).  The Senior Notes and the Convertible Notes are collectively referred to herein as the “Notes”.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments to the Registration Statement (including post-effective amendments) have become effective under the Act; (ii) a prospectus supplement has been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) the Underwriting Agreements have been duly and validly executed and delivered by the Company and the other parties thereto; and (v) the Indenture and the Supplemental Indentures (each as defined in Schedule 1 hereto) have been validly executed and delivered by the Company and the other parties thereto insofar as such matters are governed by New York law.

For the purposes of giving this opinion, we have examined the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the laws of the Cayman Islands:

1.                                     The Company is an exempted company duly registered and validly existing and, based on the certificate issued by the Cayman Islands Registrar of Companies, in good standing under the laws of the Cayman Islands.

2.                                     The Notes, the Indenture and the Supplemental Indentures have been duly authorized by the Company.

3.                                     With respect to Ordinary Shares, when valid book-entry notations are made in the register of members of the Company, the Ordinary Shares issuable upon conversion of the Convertible Notes, when issued upon such conversion, will be recognised as having been duly authorized and validly issued, fully paid and non-assessable.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.  This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K of the Company.  We are aware that Baker Botts L.L.P. will rely as to matters of Cayman Islands law on the foregoing opinion in rendering its opinion being filed as an exhibit to the Current Report on Form 8-K.  In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the SEC thereunder.

Yours faithfully,
/s/ WALKERS

Schedule 1

List of Documents Examined

1.                                     The amended and restated memorandum of association and articles of association of the Company.

2.                                     A certificate of good standing in respect of the Company issued by the Cayman Islands Registrar of Companies dated 23 November 2007.

3.                                     The resolutions adopted by the Board of Directors of the Company on November 27, 2007 (the “Resolutions”).

4.                                     The contents of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission by the Company.

5.                                     The contents of the Prospectuses relating to the Notes filed with the Securities and Exchange Commission by the Company.

6.                                     The Indenture in the form of Exhibit 4.1 to the Registration Statement to be executed by the Company and Wells Fargo Bank, National Association, as trustee, pursuant to which the senior Debt Securities may be issued (the “Indenture”).

7.                                     The First Supplemental Indenture in the form of Exhibit 4.2 to Current Report on Form 8-K, pursuant to which the Senior Notes will be issued (the “First Supplemental Indenture”).

8.                                     The Second Supplemental Indenture in the form of Exhibit 4.3 to the Current Report on Form 8-K, pursuant to which the Convertible Notes will be issued (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture, the “Supplemental Indentures”).

9.                                     The Underwriting Agreements.

10.                               Such other documents as we have considered necessary for the purposes of rendering this opinion.

Schedule 2

Assumptions

The opinions hereinbefore given are based upon the following assumptions insofar as each such assumption may relate to the opinions given:

1.                                     All original documents are authentic, that all signatures and seals are genuine, that all documents purporting to be sealed have been so sealed and that all copies conform to their originals.

2.                                     The Minute Book of the Company supplied to us by the Company contains a complete record of the business transacted by it.

3.                                     The corporate records of the Company supplied to us by the Company constitute its complete corporate records and that all matters required by law to be recorded therein are so recorded.

4.                                     From the date of the Resolutions no corporate or other action is taken by the Company to amend, alter or repeal the Resolutions and no corporate or other action is taken by the Company except as contemplated by the Registration Statement.